Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under § 240.14a–12

PharmaCyte Biotech, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PHARMACYTE BIOTECH, INC.

3960 Howard Hughes Parkway, Suite 500

Las Vegas, Nevada 89169

(917) 595-2850

February   , 2026

To Our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of PharmaCyte Biotech, Inc. (“PharmaCyte”) to be held at 11:00 a.m. ET on Monday, March 30, 2026.

We have decided to hold this year’s annual meeting virtually via live audio webcast on the internet because hosting a virtual annual meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of our annual meeting. You will be able to attend the annual meeting by first registering at http://www.web.viewproxy.com/PMCB/2026. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. You will not be able to attend the annual meeting in person.

Details regarding the meeting, the business to be conducted at the meeting, and information about PharmaCyte that you should consider when you vote your shares are described in the accompanying proxy statement.

At the annual meeting, five persons will be elected to our board of directors. In addition, we will ask stockholders to ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for our fiscal year ending April 30, 2026, to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement, to approve an amendment to our Articles of Incorporation, as amended, to effect a reverse stock split of our common stock at a ratio between 1-for-1.1 and 1-for-100 (or any number in between) and to approve an amendment to our 2022 Equity Incentive Plan, as amended, to, among other things, increase the number of shares available for the grant of awards by 2,000,000 shares (the “Plan Amendment Proposal”). Our board of directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the annual meeting.

We hope you will be able to attend the annual meeting. Whether or not you plan to attend the annual meeting, we hope you will vote promptly. Information about voting methods is set forth in the accompanying proxy statement.

Thank you for your continued support of PharmaCyte. We look forward to seeing you at the annual meeting.

Sincerely,

Joshua N. Silverman

Chairman, Chief Executive Officer and President

PHARMACYTE BIOTECH, INC.

3960 Howard Hughes Parkway, Suite 500

Las Vegas, Nevada 89169

(917) 595-2850

February   , 2026

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME: 11:00 a.m. ET

DATE: March 30, 2026

ACCESS:

You will be able to attend the annual meeting by first registering at http://www.web.viewproxy.com/PMCB/2026. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. If you are a registered holder, your virtual control number will be on your proxy card. If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the annual meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the annual meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at http://www.web.viewproxy.com/PMCB/2026. On the day of the annual meeting, you may only vote during the meeting by e-mailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting.

PURPOSES:

1.	To elect five directors to serve one-year terms expiring at our 2027 annual meeting of stockholders;

2.	To ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending April 30, 2026;

3.	To approve by an advisory vote the compensation of our named executive officers, as disclosed in this proxy statement;

4.	To approve a proposed amendment to our Articles of Incorporation, as amended, to effect a reverse stock split of our common stock at a ratio between 1-for-1.1 and 1-for-100 (or any number in between);

5.	To approve a proposed amendment to the PharmaCyte Biotech, Inc.2022 Equity Incentive Plan, as amended, to, among other things, increase the number of shares available for the grant of awards by 2,000,000 shares (the “Plan Amendment Proposal”); and

6.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of PharmaCyte Biotech, Inc. common stock or Series C Preferred Stock at the close of business on January 30, 2026. A list of stockholders of record will be available electronically at the annual meeting and during the 10 days prior to the annual meeting.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the annual meeting. If you participate in and vote your shares at the annual meeting, your proxy will not be used.

BY ORDER OF OUR BOARD OF DIRECTORS

Joshua N. Silverman

Chairman, Chief Executive Officer and President

TABLE OF CONTENTS

i

PRELIMINARY COPIES FILED PURSUANT TO RULE 14a-6(a)

PHARMACYTE BIOTECH, INC.

3960 HOWARD HUGHES PARKWAY, SUITE 500

LAS VEGAS, NEVADA 89169

PROXY STATEMENT FOR THE PHARMACYTE BIOTECH, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 30, 2026

This proxy statement, along with the accompanying notice of our annual meeting of stockholders, contains information about the annual meeting of stockholders of PharmaCyte Biotech, Inc. including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 11:00 a.m. ET on Monday, March 30, 2026. You will be able to attend the annual meeting by first registering at http://www.web.viewproxy.com/PMCB/2026. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date.

In this proxy statement, we refer to PharmaCyte Biotech, Inc. as “PharmaCyte,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our board of directors for use at the annual meeting.

On or about                         , 2026, we expect to begin sending this proxy statement, the attached Notice of Annual Meeting of Stockholders and the enclosed proxy card to all stockholders entitled to vote at the annual meeting.

Although not part of this proxy statement, we are also sending, along with this proxy statement, our annual report for the fiscal year ended April 30, 2025, which includes our financial statements for the same period.

ii

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MARCH 30, 2026

This proxy statement, the Notice of Annual Meeting of Stockholders, our form of proxy card and our annual report for the fiscal year ended April 30, 2025 to stockholders are available for viewing, printing and downloading at www.proxyvote.com. To view these materials please have your 16-digit control number(s) available that appears on your proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

If you are a registered holder, your virtual control number will be on your proxy card. If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to access the annual meeting.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended April 30, 2025, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at ir.pharmacyte.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: President, PharmaCyte Biotech, Inc., 3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169. Exhibits will be provided upon written request and payment of an appropriate processing fee.

iii

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

Our board of directors (the “Board”) is soliciting your proxy to vote at the 2026 annual meeting of stockholders, to be held virtually, on Monday, March 30, 2026, at 11:00 a.m. ET and any adjournments or postponements of the meeting, which we refer to as the Annual Meeting. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended April 30, 2025 because you owned shares of our common stock or Series C Preferred Stock on the record date. We intend to commence distribution of proxy materials to stockholders on or about , 2026.

Why Are You Holding a Virtual Annual Meeting?

The Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication.

How do I access the Virtual Annual Meeting?

The live webcast of the Annual Meeting will begin promptly at 11:00 a.m. ET. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. The virtual Annual Meeting is running the most updated version of the applicable software and plugins. You should ensure you have a strong Internet connection wherever you intend to participate in the Annual Meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Annual Meeting.

Log-in Instructions. You will be able to attend the Annual Meeting by first registering at http://www.web.viewproxy.com/PMCB/2026. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. If you are a registered holder, your virtual control number will be on your proxy card. If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at http://www.web.viewproxy.com/PMCB/2026. On the day of the Annual Meeting, you may only vote during the meeting by e-mailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting.

What Happens if There Are Technical Difficulties during the Annual Meeting?

There will be technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting live audio webcast. Please be sure to check in by 10:45 a.m. ET on March 30, 2026 (15 minutes prior to the start of the meeting is recommended) the day of the meeting, so that any technical difficulties may be addressed before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call 1 (855) 206-1256.

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Who May Vote?

Holders of common stock or Series C Preferred Stock at the close of business on January 30, 2026 (the “Record Date”) are entitled to vote at the Annual Meeting. On the Record Date, there were 10,735,649 shares of our common stock outstanding and entitled to vote. In addition, on an as-converted basis, holders of our Series C Preferred Stock are entitled to an aggregate of 2,677,093 votes at the Annual Meeting.

If on the Record Date your shares of our common stock or Series C Preferred Stock were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record.

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote on all proposals described in this proxy statement. Each share of our Series C Preferred Stock that you own entitles you to the number of votes equal to the number of shares of common stock into which your shares of Series C Preferred Stock could have been converted on the Record Date. This number is obtained by dividing the stated value of your Series C Preferred Stock ($1,000) by the then applicable Conversion Price (as defined in the Certificate of Designations), which was $0.9516 on the Record Date. Our common stock and Series C Preferred Stock vote together in a single class on all proposals described in this proxy statement.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted FOR or WITHHELD for each nominee for director, whether your shares should be voted for one year, two years, three years or abstain with respect to the frequency of voting on the compensation of our named executive officers, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting.

If your shares are registered directly in your name through our stock transfer agent, Equiniti Trust Company, LLC, or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the Internet or by telephone.

•	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our Board’s recommendations as noted below.

•	During the meeting. You may vote your shares electronically through the portal at the virtual Annual Meeting. Even if you plan to attend the Annual Meeting virtually, we encourage you to vote in advance by telephone, through the Internet or by mail so that your vote will be counted in the event you later decide not to attend virtually the Annual Meeting.

2

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on March 29, 2026.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and vote your shares online at the time of the meeting.

How Does Our Board Recommend that I Vote on the Proposals?

Our Board recommends that you vote as follows:

•	“FOR” the election of the nominees for director;

•	“FOR” the ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for our fiscal year ending April 30, 2026;

•	“FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, as described in this proxy statement;

•	“FOR” approval of the amendment to the Articles of Incorporation, as amended, to effect a reverse stock split; and

•	“FOR” the approval of the amendment to the PharmaCyte Biotech, Inc.2022 Equity Incentive Plan, as amended, to, among other things, increase the number of shares available for the grant of awards by 2,000,000 shares.

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with the proxy holder’s best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet or by telephone as instructed above;

•	by notifying PharmaCyte’s President in writing before the Annual Meeting that you have revoked your proxy; or

•	by attending the Annual Meeting and voting at the meeting. Attending the Annual Meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock or Series C Preferred Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

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Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal No. 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal No. 2: Ratify Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the year ended April 30, 2026, the audit committee of our Board (the “Audit Committee”) will reconsider its selection.

Proposal No. 3: Approve an Advisory Vote on the Compensation of our Named Executive Officers

The affirmative vote of a majority of votes cast affirmatively or negatively for the proposal is required to approve, on an advisory basis, the compensation of our named executive officers. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the compensation committee of our Board (the “Compensation Committee”) and our Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal No. 4: Approve an Amendment to our Articles of Incorporation, as amended, to effect a Reverse Stock Split

The affirmative vote of a majority of votes cast affirmatively or negatively for the proposal is required to approve the Reverse Stock Split. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal No. 5: Approve an Amendment to the PharmaCyte Biotech, Inc. 2022 Equity Incentive Plan, as amended, to, among other things, increase the number of shares available for the grant of awards by 2,000,000 shares (the “Plan Amendment Proposal”)

The affirmative vote of a majority of votes cast affirmatively or negatively for the proposal is required to approve the Plan Amendment Proposal. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

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Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of one third of the voting power of all outstanding shares of our common stock and Series C Preferred Stock entitled to vote at the Annual Meeting voting together as a single class is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

This year, our Annual Meeting will be held in a virtual meeting format only. You will be able to attend the Annual Meeting by first registering at http://www.web.viewproxy.com/PMCB/2026. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date.

Householding of Annual Disclosure Documents

Some brokers or other nominee record holders may be sending you a single set of our proxy materials if multiple PharmaCyte stockholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

We will promptly deliver a separate copy of our Notice or if applicable, our proxy materials to you if you write or call our President at: 3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169, Attention: President. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save us the cost of producing and mailing these documents by:

•	following the instructions provided on your proxy card;
•	following the instructions provided when you vote over the Internet; or
•	going to www.proxyvote.com and following the instructions provided.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 1, 2026 for (a) each of our named executive officers, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of February 1, 2026 pursuant to the exercise of options or warrants or the vesting of restricted stock units to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders.

Under the terms of certain of our outstanding warrants and preferred stock, holders may not exercise the warrants or convert the preferred stock to the extent such exercise or conversion would cause such holder, together with its affiliates, to beneficially own a number of shares of our common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise or conversion. The number of shares of common stock beneficially owned reflects these limitations.

Unless otherwise indicated below, the address for each beneficial owner listed is c/o PharmaCyte Biotech, Inc., 3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169. Percentage of ownership is based on 10,735,649 shares of common stock outstanding on February 1, 2026.

	Shares Beneficially Owned
Name and Address	Number	Percent
5%+ Stockholders:
Entities affiliated with Ayrton Capital LLC (1)	774,100	7.21%
Entities affiliated with Intracoastal Capital LLC (2)	695,715	6.48%
Directors, Director Nominees and Named Executive Officers:
Joshua N. Silverman (3)	536,250	4.92%
Carlos A. Trujillo (4)	99,400	0.92%
Jonathan L. Schechter (5)	231,757	2.14%
Michael M. Abecassis (6)	123,351	1.14%
Robert Weinstein (7)	140,507	1.3%
Wayne R. Walker (8)	119,882	1.11%
All current directors, director nominees and current executive officers as a group (six persons)	1,251,147	10.98%

*       Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Includes shares of common stock issuable on the exercise of warrants held by Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (“Alto”). This information is based on the Schedule 13G filed with the SEC by Alto, Ayrton Capital LLC (“Ayrton”) and Waqas Khatri on February 13, 2025. Alto is a private investment vehicle for which Ayrton serves as the investment manager. Mr. Khatri serves as the managing member of Ayrton. A blocker provision exists, limiting the percentage to 9.99%. The address of Alto is Suite #7, Grand Pavilion Commercial Centre, 802 West Bay Road, Grand Cayman, P.O. Box 10250, Cayman Islands. The address of Ayrton is 55 Post Rd West, 2nd Floor, Westport, CT 06880. The address of Mr. Khatri is 55 Post Rd West, 2nd Floor, Westport, CT 06880.

(2)	Includes (i) 527,376 shares of common stock and (ii) 168,339 shares of common stock issuable upon the exercise of warrants owned by Intracoastal LLC (“Intracoastal”). This information is based on the Schedule 13G/A filed with the SEC November 7, 2025 by Intracoastal, Mitchell P. Kopin and Daniel B. Asher. A blocker provision exists, limiting the percentage to 9.99%. The address of Mr. Kopin and Intracoastal is c/o Intracoastal Capital, LLC, 245 Palm Trail, Delray Beach, Florida 33483. The address of Mr. Asher is 111 W. Jackson Boulevard, Suite 2000, Chicago, Illinois 60604.

(3)	Includes 366,250 shares of common stock and 170,000 shares issuable upon the exercise of options to purchase common stock.

(4)	Includes 89,000 shares issuable upon the exercise of options to purchase common stock.

(5)	Includes 99,257 shares issuable upon the exercise of options to purchase common stock.

(6)	Includes 99,924 shares issuable upon the exercise of options to purchase common stock.

(7)	Consists of 99,257 shares issuable upon the exercise of options to purchase common stock.

(8)	Consists of 99,257 shares issuable upon the exercise of options to purchase common stock.

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MANAGEMENT AND CORPORATE GOVERNANCE

Our Board

On February 9, 2026, our Board accepted the recommendation of the nominating committee of the Board (the “Nominating Committee”) and voted to nominate Joshua N. Silverman, Jonathan L. Schechter, Michael M. Abecassis, Robert Weinstein and Wayne R. Walker for election at the Annual Meeting for a term of one year to serve until the 2027 annual meeting of stockholders (the “Next Annual Meeting”), and until their respective successors have been elected and qualified.

Set forth below are the names of the persons nominated for election as directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years as of February 1, 2026. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board’s conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position with the Company
Joshua N. Silverman	55	Chairman, Chief Executive Officer and President
Jonathan L. Schechter	52	Director
Michael M. Abecassis	67	Director
Robert Weinstein	66	Director
Wayne R. Walker	67	Director

Director Independence

Our Board has reviewed the materiality of any relationship that each of our directors has with PharmaCyte, either directly or indirectly. Based upon this review, our Board has determined that the following members of our Board are “independent directors” as defined by The Nasdaq Stock Market: Jonathan L. Schechter, Michael M. Abecassis, Robert Weinstein and Wayne R. Walker.

Joshua N. Silverman

Joshua Silverman has served as a director of the Company since August 2022 and as our Chief Executive Officer, President and Chairman of the Board since October 2022. Mr. Silverman has served as the managing member of Parkfield Funding LLC since August 2016. Mr. Silverman co-founded Iroquois Capital Management, LLC (“Iroquois”), an investment advisory firm, in 2003 and served as its principal, managing partner and co-chief investment officer until July 2016. While at Iroquois, he designed and executed complex transactions, structuring and negotiating investments in both public and private companies and has often been called upon by the companies solve inefficiencies as they relate to corporate structure, cash flow, and management. From 2000 to 2003, Mr. Silverman served as co-chief investment officer of Vertical Ventures, LLC, a merchant bank. Prior to forming Iroquois, Mr. Silverman was a director of Joele Frank, a boutique consulting firm specializing in mergers and acquisitions. Previously, Mr. Silverman served as assistant press secretary to the president of the U.S. Mr. Silverman currently serves as a director of AYRO, Inc. (Nasdaq: AYRO), TNF Pharmaceuticals, Inc. (Nasdaq: TNFA), Synaptogenix, Inc. (Nasdaq: SNPX) and Petros Pharmaceutical, Inc. (Nasdaq: PTPI). He previously served as a director of Marker Therapeutics, Inc. (Nasdaq: MRKR) from 2016 until 2018 and Protagenic Therapeutics, Inc. (Nasdaq: PTIX) from 2016 to 2022. Mr. Silverman received his B.A. from Lehigh University in 1992. Mr. Silverman was chosen as a director of the Company because of his experience as an investment banker, as a management consultant and as a director of numerous public companies.

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Jonathan L. Schechter

Jonathan L. Schechter has served as a director of the Company since August 2022. Mr. Schechter has served as the Director of Investment Banking at Chardan Capital Markets, a full-service investment bank, since February 2008. He has served as a partner of The Special Equities Group, a division of Dawson James Securities, Inc., a full-service investment bank specializing in healthcare, biotechnology, technology, and clean-tech sectors, since April 2021. Mr. Schechter is one of the founding partners of The Special Equities Opportunity Fund, a long-only fund that makes direct investments in micro-cap companies and has served in this capacity since August 2019. He currently serves on the board of directors of Synaptogenix, Inc., (Nasdaq: SNPX), a clinical-stage biopharmaceutical company, and previously served as a director of DropCar, Inc. He has received formal education in finance and accounting and has extensive experience analyzing and evaluating the financial statements of public companies. Mr. Schechter earned his A.B. in Public Policy/Political Science from Duke University and his J.D. from Fordham University School of Law. Mr. Schechter was chosen as a director of the Company because of his lengthy public company, legal and investment banking experience.

Michael M. Abecassis

Michael M. Abecassis, MD has served as a director of the Company since July 2017. Since November 2019, Dr. Abecassis has been Dean of the University of Arizona College of Medicine – Tucson, and following postgraduate training at the University of Toronto, Dr. Abecassis began his professional career as Assistant Professor of Surgery and Director of Liver Transplantation and Hepatobiliary Surgery at the University of Iowa. In 1992, Dr. Abecassis became Northwestern University’s Director of Liver Transplantation, where he initiated Northwestern’s liver transplant program. In 2004, Dr. Abecassis was named Chief of the Division of Transplantation at the Feinberg School of Medicine, and the James Roscoe Miller Distinguished Professor with Tenure at Feinberg. He then became Founding Director of the Comprehensive Transplant Center at Northwestern in 2009. He was appointed Dean for Clinical Affairs at the Feinberg School of Medicine in 2008, serving until 2011. Dr. Abecassis received continuous funding from the National Institutes of Health (“NIH”) for 20+ consecutive years as principal investigator in research studies that include both laboratory and clinical studies. Dr. Abecassis is a member in good standing of several important professional societies, including the Society of University Surgeons and the American Surgical Association, and was elected President of the American Society of Transplant Surgeons from 2010-2011. He has served on the Editorial Boards of major scientific journals related to the fields of Hepato-pancreatico-biliary (HPB) and transplant surgery. He has served as a member of NIH grant study sections and special emphasis panels relating to both transplantation and virology. He served as a permanent member of the National Institute of Allergy and Infectious Diseases study section for career development and training grants. Dr. Abecassis has been a course director for the American Society of Transplant Surgeons Leadership Development Program for the Advanced Leader Development Program in 2013 at Northwestern’s Kellogg School of Management. He was a voting member of the Medicare Coverage Advisory Committee and served on the United HealthCare Group Physician Advisory Board on Healthcare Performance and Quality. Dr. Abecassis has been a member of various local, regional and national regulatory committees and has published seminal papers on both the regulatory and financial aspects of transplantation, including the Healthcare Reform and the Affordable Care Act. Dr. Abecassis received his Medical Degree from the University of Toronto in 1983 and was awarded a Master of Business Administration degree from the Kellogg School of Management at Northwestern University in 2000. Dr. Abecassis was also a co-founder of Transplant Genomics Inc., a company focused on developing, validating and commercializing molecular biomarkers for transplant rejection, and currently a subsidiary of Eurofins Diagnostics. Dr. Abecassis was chosen as a director of the Company because of the combination of his clinical training and experience in HPB diseases (e.g. liver and pancreatic cancer), his research background in related areas, and his experience with the regulatory and business aspects of translation and commercialization of research efforts.

Robert Weinstein

Robert Weinstein has served as a director of the Company since November 2022. Mr. Weinstein has served as chief financial officer of Synaptogenix, Inc. (Nasdaq: SNPX since October 2013. In addition, Mr. Weinstein performs work as a consultant for Petros Pharmaceuticals, Inc. (Nasdaq: PTPI). He has extensive accounting and finance experience, spanning more than 30 years, as a public accountant, investment banker, healthcare private equity fund principal and chief financial officer. From September 2011 to the present, Mr. Weinstein has also been an independent consultant for several healthcare companies in the pharmaceutical and biotechnology industries. Mr. Weinstein also serves as a member of the Board of Directors of XWELL, Inc. (formerly XpresSpa Group, Inc.) (Nasdaq: XWEL), a health and wellness company whose core assets, XpresSpa and XpresCheck®, is a leading airport retailer of spa services and related health and wellness products. Mr. Weinstein also serves on the Board of Directors of Oblong, Inc. (Nasdaq: OBLG), a company providing multi-stream collaboration technologies and managed services for video collaboration and network applications. Mr. Weinstein received his MBA degree in finance and international business from the University of Chicago Graduate School of Business, is a Certified Public Accountant (inactive), and received his BS degree in accounting from the State University of New York at Albany. Mr. Weinstein was chosen as a director of the Company because of his public company and financial expertise.

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Wayne R. Walker

Wayne R. Walker has served as a director of the Company since December 2022. Mr. Walker has over 35 years of experience in corporate governance, turnaround management, corporate restructuring and bankruptcy matters. In 1998, Mr. Walker founded Walker Nell Partners, Inc., an international business consulting firm, and has served as its president from its founding to the present. Before founding Walker Nell Partners, Inc., Mr. Walker worked for 15 years at the DuPont Company in Wilmington, Delaware in the Securities and Bankruptcy group, where he worked in the Corporate Secretary’s office and served as Senior Counsel. From 2022 to present, Mr. Walker has served as a director of AMMO, Inc. (Nasdaq: POWW), a designer, producer, and marketer of ammunition products. From December 2020 to the present, Mr. Walker has served as a director of AYRO, Inc. (Nasdaq: AYRO), a designer and manufacturer of compact, sustainable electric vehicles. From 2018 to the present, Mr. Walker has served as a director of Wrap Technologies, Inc. (Nasdaq: WRAP), an innovator of modern policing solutions, where he also serves as chairman of the board. From 2018 to the present, Mr. Walker has served as a director of Pitcairn Company and as the Chair of its Compensation Committee. From 2013 to 2014, Mr. Walker served as chairman of the board of directors of BridgeStreet Worldwide, Inc., a global provider of extended corporate housing. From 2016 to 2018, Mr. Walker served as chairman of the board of directors of Last Call Operating Companies, an owner of various national restaurants. From 2013 to 2020, Mr. Walker served as chairman of the board of trustees of National Philanthropic Trust, a public charity. From 2018 to 2020, Mr. Walker served as Vice President of the Board of Education of the City of Philadelphia. From 2020 to the present, Mr. Walker has served as a director of Petros Pharmaceuticals, Inc. (Nasdaq: PTPI), which focuses on men’s health. Mr. Walker has also served on the board of directors for numerous other companies and foundations including Seaborne Airlines, Inc., Green Flash Brewery, Inc., and Eagleville Hospital and Foundation. Mr. Walker has a J.D. from Catholic University (Washington, DC) and a Bachelor of Arts from Loyola University (New Orleans). He is an attorney licensed by the State Bar of Georgia. He is a member of the State Bar Association of Georgia, American Bar Association, American Bankruptcy Institute and Turnaround Management Association. Mr. Walker was chosen as a director of the Company because of his extensive board experience.

Committees of our Board and Meetings

Meeting Attendance. During the fiscal year ended April 30, 2025, there were three meetings of our Board, and the various committees of our Board met a total of six times. No director attended fewer than 75% of the total number of meetings of our Board and of committees of our Board on which he or she served during the fiscal year ended April 30, 2025. Our directors are expected to attend meetings of the Board as frequently as necessary to properly discharge their responsibilities and to spend the time needed to prepare for each such meeting. If an annual meeting of stockholders is held, our directors are expected to attend that meeting, but we do not have a formal policy requiring them to do so. One director attended our 2025 annual meeting of stockholders.

Audit Committee. Our Audit Committee met four times during the fiscal year ended April 30, 2025. The Audit Committee is currently comprised of Mr. Weinstein, Mr. Walker, and Mr. Schechter. The Chairman of the Audit Committee is Mr. Weinstein. The primary purposes of our Audit Committee are to assist the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control, legal compliance and risk management functions of the Company, including, assisting the Board’s oversight of: (i) the integrity of our financial statements; (ii) the effectiveness of our internal control over financial reporting; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent registered public accounting firm; and (v) the performance of our internal audit function and independent registered public accounting firm.

Our Board has determined that each member of our Audit Committee is independent within the meaning of the rules of Nasdaq. Our Board has determined that the Chairman of the Audit Committee, Mr. Weinstein, is an “audit committee financial expert,” as that term is defined in Item 407(d) of Regulation S-K under the Exchange Act.

A copy of the Audit Committee’s written charter is publicly available on our website at ir.pharmacyte.com/governance-docs.

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Compensation Committee. Our Compensation Committee met two times during the fiscal year ended April 30, 2025. The Compensation Committee is currently comprised of Mr. Walker, Dr. Abecassis and Mr. Schechter. The Chairperson of the Compensation Committee is Mr. Schechter. The primary purposes of our Compensation Committee are: (i) to establish and maintain our executive compensation policies and compensation consistent with corporate objectives and stockholder interests; (ii) to oversee the competency and qualifications of our senior management personnel and the provisions of senior management succession planning; and (iii) to advise the Board with respect to director compensation issues. Our Compensation Committee provides overall guidance for our executive compensation policies and determines the value and elements of compensation for our executive officers. Our Compensation Committee also administers our PharmaCyte Biotech, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) and the PharmaCyte Biotech, Inc. 2021 Equity Incentive Plan (the “2021 Plan”).

Our Board has determined that each member of our Compensation Committee is independent within the meaning of the rules of Nasdaq.

A copy of the Compensation Committee’s written charter is publicly available on our website at ir.pharmacyte.com/governance-docs.

Nominating Committee. Our Nominating Committee did not meet during the fiscal year ended April 30, 2025. The Nominating Committee is currently comprised of Mr. Walker, Mr. Schechter, and Mr. Weinstein. The Chairperson of the Nominating Committee is Mr. Walker. The primary purposes of the Nominating Committee are: (i) to recommend to the Board the nomination of individuals who are qualified to serve as our directors and on committees of the Board; (ii) to advise the Board with respect to the composition, size, structure and procedures of the Board; (iii) to advise the Board with respect to the composition, size and membership of the Board’s committees; (iv) to advise the Board with respect to corporate governance principles applicable to the Company; and (v) to oversee the evaluation of the Board as a whole and the evaluation of its individual members standing for re-election. The Nominating Committee also has responsibility for reviewing and approving all transactions that are “related party” transactions under the SEC’s rules.

The Nominating Committee does not set specific, minimum qualifications that nominees for director must meet in order for the Nominating Committee to recommend them to the Board, but rather believes that each nominee should be evaluated based on his or her individual merits, considering our needs and the composition of the Board. Members of the Nominating Committee discuss and evaluate possible candidates in detail and suggest individuals to explore in more depth. Once a candidate is identified whom the Nominating Committee wants to seriously consider and move toward nomination, the Chairman of the Nominating Committee enters into a discussion with that nominee candidate. Subsequently, the Chairperson will discuss the qualifications of the candidate with the other members of the Nominating Committee, and the Nominating Committee will then make a final recommendation with respect to that candidate to the Board.

If a stockholder wishes to propose a candidate for consideration as a nominee for election to our Board, it must follow the procedures described in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement. In general, persons recommended by stockholders will be considered in accordance with our Nominating Committee’s written charter. Any such recommendation should be made in writing to the Nominating Committee, care of our President at our principal office and should be accompanied by the following information concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made:

•	all information relating to such person that would be required to be disclosed in a proxy statement;

•	certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in the Company’s securities;

•	a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and

•	a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.

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The recommendation must also be accompanied by the following information concerning the proposed nominee:

•	certain biographical information concerning the proposed nominee;

•	all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;

•	certain information about any other security holder of the Company who supports the proposed nominee;

•	a description of all relationships between the proposed nominee and the recommending stockholder or any beneficial owner, including any agreements or understandings regarding the nomination; and

•	additional disclosures relating to stockholder nominees for directors, including completed questionnaires and disclosures required by our Bylaws.

Our Board has determined that each member of our Nominating Committee is independent within the meaning of the rules of Nasdaq.

A copy of the Nominating Committee’s written charter, including its appendices, is publicly available on our web site at ir.pharmacyte.com/governance-docs.

Board Leadership Structure and Role in Risk Oversight

The Chairman of the Board presides at all meetings of the Board. Mr. Silverman serves as the Chairman of the Board and as our Chief Executive Officer, and President. The Board does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate. The Board believes that it should be free to make a choice from time to time in any manner that is in the best interests of the Company and our stockholders. Currently, we believe that it is in the best interest of the Company and its stockholders to combine these roles due to the small size of the Company. While the Company does not have a lead independent director, each current member of the Board aside from the Chairman is independent.

The Board administers its risk oversight function directly and through its committees. The Audit Committee receives reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks. As part of its charter, our Audit Committee regularly discusses with management our major risk exposures, their potential financial impact on our Company and the steps we take to manage them. In addition, our Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management and risks arising from our compensation policies and programs. Our Nominating Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers and corporate governance.

Insider Trading Policy and Prohibition Against Hedging

Our Board has adopted a written Insider Trading Policy that applies to our directors, officers, employees and contractors. The Insider Trading Policy prohibits covered persons from purchasing, selling, or offering to purchase or sell, while in possession of material non-public information (except in limited circumstances, such as pursuant to a previously established trading plan). In addition, the Insider Trading Policy generally prohibits covered persons from engaging in hedging or monetization transactions or similar arrangements with respect to Company securities. The Insider Trading Policy includes quarterly and other trading blackouts and sets forth the procedures covered persons must follow before transacting in our securities, including pre-clearance by our Compliance Officer or Chief Financial Officer of all transactions by certain covered persons. Although we have not adopted an insider trading policy governing the purchase, sale, and/or other disposition of our securities by the Company, as part of the oversight of risk, the Board, or one or more of its Committees, generally approves any transaction, plan or arrangement by or with the Company with respect to our securities on a case-by-case basis. A copy of the Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K filed with the SEC on August 11, 2025.

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Stockholder Communications to our Board

We have a process for shareholders who wish to communicate with our Board. Shareholders who wish to communicate with our Board may write to the Board at 3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169. These communications will be reviewed by our Chief Executive Officer and Chief Financial Officer. Communications will be then distributed to our board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications.

Communications will be distributed to our Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of our Board may be excluded, such as:

•	junk mail and mass mailings;

•	resumes and other forms of job inquiries;

•	surveys; and

•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.

Executive Officers

As of February 1, 2026, we have two executive officers. Mr. Silverman serves as our Chairman, Chief Executive Officer and President, and his biography is set forth above under “Our Board.” Mr. Silverman is an at-will employee. Mr. Trujillo serves as our Chief Financial Officer, and his biography is set forth below. We have an employment agreement with Mr. Trujillo.

Carlos A. Trujillo, 68, has been our Chief Financial Officer since March 2017 and served as a member of the Board from March 2017 to August 2022. Prior to this, Mr. Trujillo served as our Vice President of Finance from January 2015 to March 2017 after joining us as an independent contractor in September 2014. In January 2015, Mr. Trujillo became a full-time employee as the Vice President of Finance of both us and Viridis Biotech, and in March 2017, Mr. Trujillo was appointed as our Chief Financial Officer. Mr. Trujillo has over three decades of experience in management, business, operations, and financial accounting. Mr. Trujillo is a Certified Public Accountant with an active license from the State of California. He has more than three decades of experience in finance, accounting, and management. Mr. Trujillo started his career in public accounting and was the manager of an audit department for a regional public accounting firm. Mr. Trujillo then established a consulting and accounting practice which he operated for ten years and provided services as the Chief Financial Accountant to numerous organizations in several different industries. His experience has extended to companies in the biotechnology, telecommunications, manufacturing, construction, and real estate development sectors. For the last fifteen years, Mr. Trujillo has been the Chief Financial Officer for both privately held and publicly traded and multinational companies. From June 2008 through September 2014, Mr. Trujillo was the Chief Financial Officer of VelaTel Global Communications, Inc. As a result, he brings experience to us in preparing and filing periodic reports with the SEC, in mergers and acquisitions and in the filing of comprehensive financial statements. Mr. Trujillo received his Bachelor of Accounting degree from California State University, Fullerton in 1982.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

This section discusses the material components of the executive compensation program for our named executive officers set forth in the “Summary Compensation Table” below (each a “Named Executive Officer”), as well as the director compensation program for our directors. As a smaller reporting company, we are not required to include a Compensation Discussion and Analysis and have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.

For our fiscal year ended April 30, 2025, our Named Executive Officers and their positions were as follows:

•	Joshua N. Silverman, Chief Executive Officer, President and Chairman of the Board; and

•	Carlos A. Trujillo, Chief Financial Officer.

The following tables provide information about compensation earned during our fiscal years ended April 30, 2025 and 2024, by our Named Executive Officers.

Name	Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation (2)	Total ($)
Joshua N. Silverman	Chief Executive	2025	$375,000	$100,000	$–	$–	$45,257	$520,257
	Officer and President	2024	$375,000	$100,000	$–	$312,923	$41,662	$829,585

Carlos A. Trujillo	Chief Financial	2025	$380,000	$50,000	$–	$–	$52,017	$482,017
	Officer	2024	$380,000	$50,000	$–	$156,562	$49,556	$636,118

(1)	The amounts in the columns titled “Stock Awards” and “Option Awards” reflect the grant date fair values of awards made during the identified fiscal year, as computed in accordance with FASB ASC Topic 718. Our computation of expected volatility for the year ended April 30, 2024 is based on the historical weekly basis volatility of comparable publicly traded companies. For stock option grants issued during the year ended April 30, 2024, we used a calculated volatility for each grant. We lack adequate information about the exercise behavior and have determined the expected term assumption under the simplified method provided for under ASC 718, which averages the contractual term of our stock options of ten years with the average vesting term of six months. The dividend yield assumption of zero is based upon the fact we have never paid cash dividends and presently have no intention of paying cash dividends. The risk-free interest rate used for each grant is equal to the U.S. Treasury rates in effect at the time of the grant for instruments with a similar expected life.

(2)	Includes health insurance premium payments for Mr. Silverman and Mr. Trujillo.

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Narrative Disclosure to Summary Compensation Table

Employment Arrangements

Joshua N. Silverman

On November 14, 2022, the Board approved employment of Joshua N. Silverman as the Interim Chief Executive Officer, Interim President and Interim Chairman of the Board on a month-to-month basis, and it further approved paying Mr. Silverman is paid an annual base salary of $375,000. Mr. Silverman is eligible to participate in the 2022 Plan. On November 20, 2023, the Compensation Committee granted Mr. Silverman a stock option grant to purchase 170,000 shares of common stock exercisable over a ten-year term at an exercise price of $2.18 per share, vesting 50% immediately and 50% on the one-year anniversary of the date of grant.

On August 8, 2025, we entered into an Executive Compensation Agreement (the “Silverman Compensation Agreement”) with Mr. Silverman, effective as of January 1, 2025, pursuant to which Mr. Silverman will serve as our Chief Executive Officer, President, and Executive Chairman.

The Silverman Compensation Agreement provides for an initial three-year term, with automatic one-year renewal periods unless either party provides at least ninety (90) days’ prior written notice of non-renewal. Under the Silverman Compensation Agreement, Mr. Silverman is entitled to an annual base salary of $375,000, subject to annual review and potential increase by the Compensation Committee. Mr. Silverman is eligible to receive an annual performance-based bonus. In addition, Mr. Silverman is entitled to receive annual long-term incentive awards under the Company’s Long Term Incentive Plan with a target annual equity award grant date fair value to equal 300% of Mr. Silverman’s base salary.

In the event of termination without “Cause” or by Mr. Silverman for “Good Reason” (as such terms are defined in the Silverman Compensation Agreement). Mr. Silverman is entitled to receive accrued compensation through the termination date, severance equal to two times the sum of his base salary and target bonus (prorated for the year of termination), payable over 24 months, and accelerated vesting of all unvested equity awards. If such termination occurs within two years following or six months preceding a “Change in Control” (as defined in the Silverman Compensation Agreement), Mr. Silverman is entitled to enhanced severance equal to three times the sum of his base salary and target bonus, payable in a lump sum, and full acceleration of all unvested equity awards.

In the event of Mr. Silverman’s death during the term of the Silverman Compensation Agreement, his estate is entitled to receive accrued compensation, any unpaid bonus amounts, accelerated vesting of all unvested equity awards, and any other benefits due under the Company’s benefit plans. In addition, the death benefit under the Company’s life insurance program, if any, will be paid to his designated beneficiary or estate. If Mr. Silverman’s employment terminates due to disability, he is entitled to accrued compensation, prorated target bonus, and continued salary payments for 24 months, along with accelerated vesting of all unvested equity awards and benefits under the Company’s long-term disability insurance plan, if applicable.

All severance and equity acceleration benefits are subject to Mr. Silverman’s execution and non-revocation of a general release of claims. The Agreement also includes provisions regarding confidentiality, non-disparagement, post-employment cooperation, and compliance with Section 409A of the Internal Revenue Code. Compensation under the Agreement is subject to the Company’s clawback policies as may be required by applicable law or listing standards.

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Carlos A. Trujillo

On May 8, 2022, we entered into an Amended and Restated Executive Compensation Agreement with Mr. Trujillo (the “Trujillo Compensation Agreement”) effective as of January 1, 2022. The current term of the Trujillo Compensation Agreement extends until December 31, 2025, with annual extensions at the end of the term (or any extension of the term) unless we or Mr. Trujillo provide 90-days written notice of termination.

The Trujillo Compensation Agreement provided that Mr. Trujillo will serve as a member of our Board, from which he resigned on August 15, 2022, and as our Chief Financial Officer. Mr. Trujillo is paid an annual base salary of $380,000, subject to annual increases at the discretion of the Compensation Committee and shall be eligible to receive an annual Bonus. Mr. Trujillo is eligible to participate in the 2022 Plan. On November 20, 2023, the Compensation Committee granted Mr. Trujillo a stock option grant to purchase 85,000 shares of common stock exercisable over a ten-year term at an exercise price of $2.18 per share, vesting 50% immediately and 50% on the one-year anniversary of the date of grant.

If Mr. Trujillo’s employment is terminated by us without “Cause” or by him for “Good Reason” (as such terms are defined in the Trujillo Compensation Agreement), then subject to his execution of a timely release, he is entitled to: (i) severance equal to two times the sum of his base salary at the time his employment terminates, (ii) payment of the annual bonus, if any, earned by Mr. Trujillo for the year preceding the year of termination, or, if greater, the target bonus, if any, for the year of termination, (iii) accelerated vesting of any unvested stock or option awards and (iv) continued health coverage for Mr. Trujillo and his family and life insurance coverage for Mr. Trujillo, if any, at the Company’s expense until the earliest of: (A) the eighteen-month anniversary of termination; (B) the date Mr. Trujillo is no longer eligible to receive COBRA continuation coverage; and (C) the date on which Mr. Trujillo receives or becomes eligible to receive substantially similar coverage from another employer.

Notwithstanding the foregoing, if Mr. Trujillo’s employment is terminated by us without Cause or by him for Good Reason within two years after a “Change in Control” (as such term is defined in the Trujillo Compensation Agreement) or within six months prior to a Change in Control, then the base salary and bonus, if any, component of severance would be paid in lump sum. Also, Mr. Trujillo would be entitled to receive a full Code Section 280G tax gross-up, with respect to any amounts that may be subject to the excise tax provisions under Code Section 280G.

If Mr. Trujillo’s employment ceases due to his death, (i) any otherwise unvested equity awards held by him at the time of his death would become vested, (ii) his eligible dependents would be entitled to continued healthcare coverage at the Company’s expense for up to 18 months, and (iii) his designated beneficiary or estate would receive the proceeds, if any, from any life insurance.

If Mr. Trujillo’s employment is terminated due to “Disability” (as such term is defined in the Trujillo Compensation Agreement) he would receive continued health coverage and life insurance coverage, if any, for 18 months at our expense, as well as any disability benefits payable under any long-term disability plan or policy we maintain. In addition, any otherwise unvested equity awards would then become vested.

Additionally, Mr. Trujillo is bound by confidentiality and non-disparagement provisions as well as non-solicitation and non-competition covenants that apply during the term of his employment and for twenty-four months after termination of his employment.

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Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended April 30, 2025, including both awards subject to performance conditions and non-performance-based awards, to each of the executive officers named in the Summary Compensation Table.

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Joshua N. Silverman	170,000	–	$2.18	11/19/2033
	2,000	–	$10.05	12/31/2025
Carlos A. Trujillo	2,000	–	$2.50	01/01/2027
	85,000	–	$2.18	11/19/2033

Policies and Practices Related to the Grant of Certain Equity Awards

Our equity awards, including stock options, are granted in connection with the Company’s yearly compensation cycle and regularly scheduled meetings of the Compensation Committee. The Compensation Committee does not grant equity awards in anticipation of the release of material non-public information. Similarly, we do not time the release of material non-public information based on equity award grant dates.

Potential Payments upon Termination or Change-In-Control

Employment Agreements

Information regarding potential payments upon termination or change-in-control pursuant to employment agreements with officers of the Company is set forth above.

2021 Plan and 2022 Plan

Under our 2021 and 2022 Plans, upon a Change in Control (as defined in the 2021 and 2022 Plan), the Compensation Committee may, in its sole discretion, take one or more of the following actions:

•	cause any or all outstanding awards to become vested and immediately exercisable (as applicable), in whole or in part;

•	cause any outstanding option or stock appreciation right to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that option or stock appreciation right upon closing of the Change in Control;

•	cancel any unvested award or unvested portion thereof, with or without consideration;

•	cancel any award in exchange for a substitute award;

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•	redeem any restricted stock or restricted stock unit for cash and/or other substitute consideration with value equal to the fair market value of an unrestricted share on the date of the Change in Control;

•	cancel any option or stock appreciation right in exchange for cash and/or other substitute consideration with a value equal to: (a) the number of shares subject to that option or stock appreciation right, multiplied by (b) the difference, if any, between the fair market value on the date of the Change in Control and the exercise price of that option or the base price of the stock appreciation right; provided, that if the fair market value on the date of the Change in Control does not exceed the exercise price of any such option or the base price of any such stock appreciation right, the committee may cancel that option or stock appreciation right without any payment of consideration therefor; and/or

•	take such other action as the Compensation Committee determines to be appropriate under the circumstances.

Further, in the discretion of the Compensation Committee, any cash or substitute consideration payable upon cancellation of an award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control.

Under the 2021 and 2022 Plans, upon termination of a participant’s service with the Company and unless otherwise specified in an applicable award agreement, any portion of an option or stock appreciation right that is not exercisable upon termination will expire immediately, and any portion of an option or stock appreciation right that is exercisable upon termination will expire on the date it ceases to be exercisable, as determined by the reason for termination:

•	Termination by reason of death: If a participant’s service with the Company terminates by reason of death, any option or stock appreciation right held by such participant may thereafter be exercised, to the extent it was exercisable at the time of his or her death or on such accelerated basis as the Compensation Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the participant, for a period expiring (i) at such time as may be specified by the Compensation Committee at or after grant, or (ii) if not specified by the Compensation Committee, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such option or stock appreciation right.

•	Termination by reason of disability: If a participant’s service with the Company terminates by reason of disability, any option or stock appreciation right held by such participant may thereafter be exercised by the participant or his or her personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Compensation Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Compensation Committee at or after grant, or (ii) if not specified by the Compensation Committee, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such option or stock appreciation right.

•	Termination for Cause: If a participant’s service with the Company is terminated for Cause (as defined in the 2021 Plan) or if a participant resigns at a time that there was a Cause basis for such participant’s termination: (i) any option or stock appreciation right, or portion thereof, not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the participant the option exercise price paid for such shares, if any.

•	Other termination: If a participant’s service with the Company terminates for any reason other than death, disability or Cause, any option or stock appreciation right held by such participant may thereafter be exercised by the participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Compensation Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Compensation Committee at or after grant, or (ii) if not specified by the Compensation Committee, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such option or stock appreciation right.

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Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended April 30, 2025 to each of our non-employee directors.

Name	Fees Earned ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Jonathan L. Schechter (2)	$70,000	$–	$60,000	$130,000
Robert Weinstein (3)	$70,000	$–	$60,000	$130,000
Wayne R. Walker (4)	$70,000	$–	$60,000	$130,000
Michael M. Abecassis (5)	$102,000	$–	$60,000	$162,000

(1)	The amounts in the columns titled “Stock Awards” and “Option Awards” reflect the grant date fair values of awards made during the fiscal year ended April 30, 2025, as computed in accordance with FASB ASC Topic 718. Our computation of expected volatility for the year ended April 30, 2024 is based on the historical weekly basis volatility of comparable publicly traded companies. For stock option grants issued during the year ended April 30, 2024, we used a calculated volatility for each grant. We lack adequate information about the exercise behavior and have determined the expected term assumption under the simplified method provided for under ASC 718, which averages the contractual term of our stock options of ten years with the average vesting term of six months. The dividend yield assumption of zero is based upon the fact we have never paid cash dividends and presently have no intention of paying cash dividends. The risk-free interest rate used for each grant is equal to the U.S. Treasury rates in effect at the time of the grant for instruments with a similar expected life and the assumptions stated in Note 4 and Note 5 of the Consolidated Financial Statements to our Annual Report on Form 10-K filed with the SEC on August 11, 2025.

(2)	As of April 30, 2025, Mr. Schechter held options to purchase 162,490 shares of our common stock, of which 63,233 were vested.

(3)	As of April 30, 2025, Mr. Weinstein held options to purchase 162,490 shares of our common stock, of which 63,233 were vested.

(4)	As of April 30, 2025, Mr. Walker held options to purchase 162,490 shares of our common stock, of which 63,233 were vested.

(5)	As of April 30, 2025, Mr. Abecassis held options to purchase 163,157 shares of our common stock, of which 63,233 were vested.

On November 17, 2023, we adopted a nonemployee director compensation policy (the “Director Compensation Policy”). The Director Compensation Policy provides for the annual automatic grant of nonqualified stock options to purchase shares of common stock having an aggregate grant date fair value of $60,000. Such grants shall occur annually on the first business day after our annual meeting of stockholders, and the options shall vest on the date of the subsequent annual meeting of stockholders, subject to the director’s continued service on the vesting date. The Director Compensation Policy also provides for the automatic grant of nonqualified stock options to purchase shares of common stock having an aggregate grant date fair value of $50,000 to each newly appointed director. Such grants occur on the first business day following appointment, and the options vest in full immediately. Each nonemployee director will also receive an annual retainer in the amount of $60,000, plus an additional $10,000 annually per committee chairmanship. Dr. Abecassis, as chair of the Strategic Scientific Committee, receives a monthly retainer fee of $3,500.

Our employee directors do not receive additional compensation for their service on the Board. For information regarding the compensation of our Named Executive Officers who are also directors, please see above, under the heading “Executive Compensation.”

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PAY VERSUS PERFORMANCE

The following table shows the relationship, during the fiscal years ended April 30, 2025 (“FY 2025”), 2024 (“FY 2024”) and 2023 (“FY 2023), between (i) executive compensation actually paid (“CAP”) to (A) our principal executive officer (“PEO”) and (B) our Named Executive Officers other than the PEO (“Non-PEO NEOs”) and (ii) certain financial performance metrics of the Company.

Year	Summary Compensation Table Total for Mr. Silverman (1)	Summary Compensation Table Total for Mr. Waggoner(1)	Compensation Actually Paid to Mr. Silverman (2)	Compensation Actually Paid to Mr. Waggoner (3)	Average Summary Compensation Table Total for Non-PEO NEOs (4)	Average Compensation Actually Paid to Non-PEO NEOs (5)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (6)	Net Income (Loss) (in millions) (7)
FY 2025	$520,257	–	$594,690	–	$482,017	$519,234	$53.22	$30.7
FY 2024	$829,585	–	$828,067	–	$636,118	$635,259	$90.99	$0.3
FY 2023	$197,917	$441,223	$197,917	$441,268	$225,959	$225,935	$125.32	$(4.3)

(1)	Mr. Joshua N. Silverman was the Named Executive Officer and PEO for FY 2025 and FY 2024. Kenneth L. Waggoner served as our PEO until October 6, 2022, and Joshua N. Silverman served as PEO for the remainder of FY 2023. Each of Mr. Silverman and Mr. Waggoner were Named Executive Officers and PEOs for FY 2023. The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Silverman and Mr. Waggoner for FY 2025, 2024 and FY 2023, respectively, in the “Total” column of the Summary Compensation Table.

(2)	The dollar amounts reported in this column represent the CAP to Mr. Silverman, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Silverman during the applicable year.

In accordance with SEC rules, the following adjustments were made to Mr. Silverman’s total compensation for each year to determine CAP:

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Reported Summary Compensation Reported Value of Equity Awards

Year	Table Total for Mr. Silverman	(i)	Equity Award Adjustments (ii)	Compensation Actually Paid to Mr. Silverman
FY 2025	$520,257	–	74,433	$594,690
FY 2024	$829,585	312,923	311,405	$828,067
FY 2023	$197,917	–	–	$197,917

(i)	The grant date fair value of equity awards in this column represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(ii)	The equity award adjustments in this column include the addition (or subtraction, as applicable) of the following: (1) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (2) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (3) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (4) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (5) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (6) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Condition in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
FY 2025	–	–	$–	$74,433	–	–	$74,433
FY 2024	$154,943	–	$156,462	–	–	–	$311,405
FY 2023	–	–	–	–	–	–	–

(3)	The dollar amounts reported in this column represent the CAP to Mr. Waggoner, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Waggoner during the applicable year.

In accordance with SEC rules, the following adjustments were made to Mr. Waggoner’s total compensation for each year to determine CAP:

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Reported Summary Compensation Reported Value of Equity Awards

Year	Table Total for Mr. Waggoner	(i)	Equity Award Adjustments (ii)	Compensation Actually Paid to Mr. Waggoner
FY 2025	–	–	–	–
FY 2024	–	–	–	–
FY 2023	$441,223	$7,889	$7,844	$441,268

(i)	The grant date fair value of equity awards in this column represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(ii)	The equity award adjustments in this column include the addition (or subtraction, as applicable) of the following: (1) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (2) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (3) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (4) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (5) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (6) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Condition in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
FY 2025	–	–	$–	$–	–	–	–
FY 2024	–	–	–	–	–	–	–
FY 2023	–	$7,844	–	–	–	–	$7,844

(4)	The dollar amounts reported in this column represent the average of the amounts reported for Non-PEO NEOs in the “Total” column of the Summary Compensation Table in each applicable year. The Non-PEO NEOs included for purposes of calculating the average amounts were Carlos A. Trujillo and Gerald L. Crabtree for FY 2023. For FY 2024 and FY 2025, the average amount is solely for Carlos A. Trujillo.

(5)	The dollar amounts reported in this column represent the average amount of CAP to Non-PEO NEOs as a group, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year.

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In accordance with the SEC rules, the following adjustments were made to average total compensation for the Non-PEO NEOs as a group for each year to determine the CAP, using the same methodology described above in Footnote 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Reported Value of Equity Awards	Average Equity Award Adjustments (i)	Average Compensation Actually Paid to Non-PEO NEOs
FY 2025	$482,017	–	$37,217	$519,234
FY 2024	$636,118	$156,562	$155,703	$635,259
FY 2023	$225,959	$3,611	$3,587	$225,935

(i)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Condition in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
FY 2025	–	–	$–	$37,217	–	–	$37,217
FY 2024	–	$155,703	–	–	–	–	$155,703
FY 2023	–	$3,587	–	–	–	–	$3,587

(6)	The cumulative total shareholder return (“TSR”) amounts reported in this column are calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(7)	The dollar amounts reported this column are the Company’s net income amounts reflected in the Company’s audited financial statements for the applicable year.

Analysis of Information Presented in the Pay Versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with CAP for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Net Income (Loss)

Because we are not a commercial-stage company, we did not have any revenue during the periods presented. Consequently, our Company has not historically looked to net income (loss) as a performance measure for our executive compensation program.

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Our net income in FY 2025 was approximately $30.7 million, an increase of approximately $30.6 million, or 9,085%, from FY 2024. The CAP to our PEO was a total of $594,690 for FY 2025, a decrease of $233,377, or 28.2%, from FY 2024. The average CAP to our non-PEO NEOs was a total of $519,234 for FY 2025, a decrease of $116,025 or 18.3% from FY 2024.

Our net income in FY 2024 was approximately $0.3 million, an increase of approximately $4.6 million, or 108%, from FY 2023. The CAP to our PEO was a total of $828,067 for FY 2024, an increase of $188,882, or 29.6%, from FY 2023. The average CAP to our non-PEO NEOs was a total of $635,259 for FY 2024, an increase of $409,324, or 181.2% from FY 2023.

Compensation Actually Paid and Cumulative TSR

Our TSR for FY 2025 was $53.22, a 41.5% decrease compared to our TSR for FY 2024, as compared to the above-described decreases in CAP to our PEO and non-PEO NEOs. Our TSR for FY 2024 was $90.99, a 27.4% increase compared to our TSR for FY 2023, as compared to the above-described decreases in CAP to our PEO and non-PEO NEOs.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of April 30, 2025.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,162,629	$2.14	1,747,634
Equity compensation plans not approved by security holders	7,332	$13.17	–
Total	1,169,961	$2.21	1,747,634

Please see Note 6 of the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K filed with the SEC on August 11, 2025 for more information regarding our equity compensation arrangements.

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REPORT OF AUDIT COMMITTEE

The Audit Committee of our Board, which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Capital Market, has furnished the following report:

The Audit Committee assists our Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by our Board, which is available on our website at ir.pharmacyte.com/governance-docs. This committee reviews and reassesses our charter annually and recommends any changes to our Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. In fulfilling its responsibilities for the financial statements for the fiscal year ended April 30, 2025, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended April 30, 2025 with management and CBIZ CPAs P.C. (“CBIZ”), our independent registered public accounting firm for the fiscal year ended April 30, 2025;

•	Discussed with CBIZ the matters required to be discussed in accordance with Auditing Standard No. 1301- Communications with Audit committees; and

•	Received written disclosures and the letter from CBIZ regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding CBIZ’s communications with the Audit Committee and the Audit Committee further discussed with CBIZ their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and CBIZ, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2025 for filing with the SEC.

Members of the PharmaCyte Audit Committee

Robert Weinstein

Wayne R. Walker

Jonathan L. Schechter

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Audit Committee charter requires all future transactions between us and any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons, as defined in Item 404 of Regulation S-K, or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider all available information deemed relevant by the Audit Committee, including, but not limited to, the extent of the related person’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

We had the following related party transactions during the years ended April 30, 2025 and 2024, respectively.

We own 13.9% of the equity in SG Austria, and such investment is reported on the cost method of accounting. SG Austria has two subsidiaries: (i) Austrianova and (ii) Austrianova Thailand. We purchased products and services from these subsidiaries in the approximate amounts of $0 and $0 in the years ended April 30, 2025 and 2024, respectively.

In April 2014, we entered a consulting agreement with Vin-de-Bona pursuant to which it agreed to provide professional consulting services to us. Vin-de-Bona is owned by Prof. Günzburg and Dr. Salmons, both of whom are involved in numerous aspects of our scientific endeavors relating to cancer (Prof. Günzburg is the Chairman of Austrianova, and Dr. Salmons is the Chief Executive Officer and President of Austrianova). The term of the agreement is for 12 months, automatically renewable for successive 12-month terms. After the initial term, either party can terminate the agreement by giving the other party 30 days’ written notice before the effective date of termination. The amounts we paid Vin-de-Bona for the years ended April 30, 2025, and 2024, were approximately $16,000 and $5,000, respectively.

Mr. Schechter, Dr. Abecassis, Mr. Weinstein and Mr. Walker have been determined by the Board to be Independent Directors.

On November 14, 2023, we entered into a Securities Purchase Agreement with Femasys, Inc., pursuant to which we purchased for a sum of $5,000,000 (i) senior unsecured convertible notes (ii) Series A Warrants to purchase 4,237,288 common shares and (iii) Series B Warrants to purchase 4,237,288 common shares. Pursuant to the terms of the Femasys agreement, our Chief Executive Officer was appointed to the Femasys board of directors. For more information regarding the Femasys Transaction, see Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – TNF Transaction in our Annual Report on Form 10-K filed with the SEC on August 11, 2025.

On May 20, 2024, we entered into the TNF Purchase Agreement with TNF, pursuant to which we purchased from TNF (i) TNF Preferred Shares, convertible into 3,854,626 TNF Common Shares, (ii) Long-Term Warrants to purchase up to 3,854,626 TNF Common Shares and (iii) Short-Term Warrants to purchase up to 3,854,626 TNF Common Shares for an aggregate purchase price of $7,000,000. Joshua Silverman, our Chief Executive Officer and President, is chairman of TNF’s board of directors. For more information regarding the TNF Transaction, see Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – TNF Transaction in our Annual Report on Form 10-K filed with the SEC on August 11, 2025.

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Proposal No. 1
ELECTION OF DIRECTORS

On February 9, 2026, our Board nominated Joshua N. Silverman, Jonathan L. Schechter, Michael M. Abecassis, Robert Weinstein and Wayne R. Walker for election at the Annual Meeting. If they are elected, they will serve on our Board until the Next Annual Meeting and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Joshua N. Silverman, Jonathan L. Schechter, Michael M. Abecassis, Robert Weinstein and Wayne R. Walker as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as our Board may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted for each nominee at the Annual Meeting is required to elect each nominee as a director.

OUR BOARD RECOMMENDS THE ELECTION OF JOSHUA N. SILVERMAN, JONATHAN L. SCHECHTER, MICHAEL M. ABECASSIS, ROBERT WEINSTEIN AND WAYNE R. WALKER AS DIRECTORS, AND PROXIES SOLICITED BY OUR BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

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Proposal No. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed CBIZ CPAs P.C. as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending April 30, 2026. Our Board proposes that the stockholders ratify this appointment. We expect that representatives of CBIZ CPAs P.C. will be present at the Annual Meeting and will be able to make a statement if they so desire, although they will not be available for questions at the Annual Meeting.

CBIZ CPAs P.C. has served as our independent registered public accounting firm since February 21, 2025. Previously, Marcum served as our independent registered public accounting firm from November 5, 2023 to February 21, 2025. On November 1, 2024, CBIZ CPAs P.C. acquired the attest business of Marcum. On February 21, 2025, we were notified by Marcum that Marcum resigned as our independent registered accounting firm of the Company. On February 21, 2025, the Audit Committee accepted the resignation of Marcum and approved the engagement of CBIZ CPAs P.C. to serve as the Company’s independent registered public accounting firm. Marcum audited our financial statements for the fiscal year ended April 30, 2024. The reports of Marcum on the Company’s consolidated financial statements for the fiscal year ended April 30, 2024 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal year ended April 30, 2024 and the interim period through February 21, 2025, the Company (i) had no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosures or audit scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused them to make reference thereto in their report on the consolidated financial statements for such years; and (ii) had the following “reportable events” (as such term is defined in Item 304 of Regulation S-K): As disclosed in Part II, Item 9A of the Company’s Form 10-K for the fiscal year ended April 30, 2025, there were no reportable events, except for material weaknesses, as follows: (1) insufficient segregation of duties of the Chief Financial Officer; and (2) insufficient management review controls. During the Company’s two most recent fiscal years ended April 30, 2025 and April 30, 2024, neither the Company nor anyone on its behalf consulted with CBIZ CPAs P.C. regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). The Company has provided CBIZ CPAs P.C. and Marcum with a copy of the foregoing disclosures.

In deciding to appoint CBIZ CPAs P.C., the Audit Committee reviewed auditor independence issues and existing commercial relationships with CBIZ CPAs P.C. and concluded that CBIZ CPAs P.C. has no commercial relationship with the Company that would impair its independence for the fiscal year ending April 30, 2026.

The following table sets forth the fees billed to or incurred by our Company for professional services rendered by CBIZ CPAs P.C. for the years ended April 30, 2025 and 2024.

Service	2025	2024
Audit Fees	$247,250	$–
Audit-Related Fees	–	–
Tax Fees	–	–
All Other Fees	–	–
Total	$247,250	$–

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The following table sets forth the fees billed to or incurred by our Company for professional services rendered by Marcum for the years ended April 30, 2025 and 2024.

Service	2025	2024
Audit Fees	$116,342	$316,650
Audit-Related Fees	–	–
Tax Fees	–	–
All Other Fees	–	–
Total	$116,342	$316,650

During the year ended April 30, 2024, we incurred from Marcum $225,000 in audit fees and $76,650 in quarterly review fees.

Our Audit Committee pre-approves all services to be performed by our independent auditor. All the services listed above have been pre-approved by our Audit Committee.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

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The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF CBIZ CPAS P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY OUR BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

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Proposal No. 3
ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

We are seeking your advisory vote as required by Section 14A of the Exchange Act on the approval of the compensation of our named executive officers as described in the compensation tables and related material contained in this proxy statement. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board. However, the Compensation Committee and our Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. We have determined to hold an advisory vote to approve the compensation of our named executive officers annually, and the next such advisory vote will occur at the Next Annual Meeting.

In accordance with the rules of the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the recommendation of the Compensation Committee, that the stockholders of the Corporation approve, on an advisory basis, the compensation of the named executive officers of the Corporation, to be disclosed in the Proxy Statement pursuant to the disclosure rules of the SEC, including the Summary Compensation Table and other related tables and disclosures, be and hereby is accepted.”

The affirmative vote of a majority of votes cast affirmatively or negatively for the proposal is required to approve, on an advisory basis, this resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

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Proposal No. 4
APPROVAL OF a reverse stock split

General

On February 9, 2026, the Board unanimously approved, subject to stockholder approval, a certificate of change (the “Amendment”) to our Articles of Incorporation, as amended, to effect a reverse stock split of our outstanding common stock by combining outstanding shares of common stock into a lesser number of outstanding shares of common stock at a ratio of not less than 1-for-1.1 and not more than 1-for-100, with the exact ratio to be set within this range by our Board at its sole discretion (the “Reverse Stock Split”). Upon the effectiveness of the Amendment, the issued shares of common stock will be reclassified into a smaller number of shares, such that a stockholder will own one new share of common stock for every 1.1 to 100 shares (as determined by the Board) of issued common stock held by that stockholder immediately prior to such effectiveness.

If our stockholders approve the Reverse Stock Split, our Board would have the sole discretion to determine (i) whether to effect the Reverse Stock Split and (ii) how to fix the specific ratio for the Reverse Stock Split, provided that the ratio would be not less than 1-for-1.1 and not more than 1-for-100. We believe that enabling our Board to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits to us and our stockholders, as described below. The determination of the ratio of the Reverse Stock Split will be based on a number of factors, which are described further below under the heading “Criteria to be Used for Decision to Apply the Reverse Stock Split.”

If our stockholders approve the Reverse Stock Split and the Board determines to proceed with effecting the Reverse Stock Split, the Reverse Stock Split would become effective upon the time specified in the Amendment following filing of the Amendment with the Secretary of State of the State of Nevada (the “Secretary of State”). The exact timing of the filing of the Amendment and the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders. Our Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the Amendment and the Reverse Stock Split if, at any time prior to the filing of the Amendment with the Secretary of State, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The primary purpose for effecting the Reverse Stock Split is to increase the per-share trading price of our common stock to:

•	maintain the listing of our common stock on Nasdaq and avoid delisting of our common stock from Nasdaq in the future on the basis of the Minimum Bid Price Requirement (as defined below);

•	broaden the pool of investors that may be interested in investing in our company by attracting new investors who would prefer not to invest in shares that trade at lower share prices; and

•	make our common stock a more attractive investment to institutional investors.

In evaluating whether to effect the Reverse Stock Split, our Board has considered and will continue to consider negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts, and other stock market participants and the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. In recommending the Reverse Stock Split, our Board determined that the potential benefits significantly outweigh these potential negative factors.

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Criteria to be Used for Decision to Apply the Reverse Stock Split

If our stockholders approve the Reverse Stock Split, our Board will be authorized to proceed with the Reverse Stock Split. The exact ratio of the Reverse Stock Split, within the 1-for-1.1 to 1-for-100 range, would be determined by our Board and publicly announced by us prior to the effective time of the Reverse Stock Split. In determining whether to proceed with the Reverse Stock Split and setting the appropriate ratio for the Reverse Stock Split, our Board will consider, among other things, factors such as:

•	Nasdaq’s minimum price per share requirements;

•	the historical trading prices and trading volume of our common stock;

•	the then-prevailing and expected trading prices and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

•	business developments affecting us; and

•	prevailing general market and economic conditions.

Reasons for the Reverse Stock Split

The Board is seeking authority to effect the Reverse Stock Split with the primary intent of increasing the price of our common stock to meet the price criteria for continued listing on Nasdaq. Our common stock is publicly traded and listed on Nasdaq under the symbol “PMCB.” The Board believes that, in addition to increasing the price of our common stock to meet the price criteria for continued listing on Nasdaq, the Reverse Stock Split would also make our common stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and the stockholders’ best interests.

On December 1, 2025, we received written notice from the Listing Qualifications Department of Nasdaq that for the preceding 30 consecutive business days, our common stock did not maintain a minimum closing bid price of $1.00 per share as required by Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The notice had no immediate effect on the listing or trading of our common stock, and the common stock will continue to trade on The Nasdaq Capital Market under the symbol “PMCB” at this time.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have a grace period of 180 calendar days, or until June 1, 2026, to regain compliance with Nasdaq Listing Rule 5550(a)(2). Compliance can be achieved automatically and without further action if the closing bid price of our common stock is at or above $1.00 for a minimum of 10 consecutive business days at any time during the 180-day compliance period, in which case Nasdaq will notify us of our compliance and the matter will be closed.

If, however, we do not achieve compliance with the Minimum Bid Price Requirement by June 1, 2026, we may be eligible for additional time to comply. In order to be eligible for such additional time, we will be required to meet the continued listing requirement for market value of publicly held shares and all other Nasdaq initial listing standards, with the exception of the Minimum Bid Price Requirement, and must notify Nasdaq in writing of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split if necessary.

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In the event we are delisted from Nasdaq, the only established trading market for our common stock would be eliminated, and we would be forced to list our shares on the OTC Markets or another quotation medium, depending on our ability to meet the specific listing requirements of those quotation systems. As a result, an investor would likely find it more difficult to trade or obtain accurate price quotations for our shares. Delisting would likely also reduce the visibility, liquidity, and value of our common stock, reduce institutional investor interest in our company, and may increase the volatility of our common stock. Delisting could also cause a loss of confidence of potential industry partners, lenders, and employees, which could further harm our business and our future prospects. We believe that effecting the Reverse Stock Split may help us avoid delisting from Nasdaq and any resulting consequences.

In addition, our Board believes that the increase in the market price of our common stock that will result from the Reverse Stock Split could encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus enhance our liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our common stock may result in an investor paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. Our Board believes that the higher share price that may result from the Reverse Stock Split could enable institutional investors and brokerage firms with such policies and practices to invest in our common stock.

The Reverse Stock Split may not result in a permanent increase in the market price of our common stock, which will continue to be dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the SEC.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of our common stock after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split. Also, we cannot assure you that the Reverse Stock Split will lead to a sustained increase in the trading price of our common stock. The trading price of our common stock may change due to a variety of other factors, including our ability to successfully accomplish our business goals, market conditions, and the market perception of our business. You should also keep in mind that the implementation of the Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our company (subject to the treatment of fractional shares). However, should the overall value of our common stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our common stock held by you will also proportionately decrease as a result of the overall decline in value.

While our Board has proposed the Reverse Stock Split to bring the price of our common stock back above $1.00 per share to meet the requirements for the continued listing of our common stock on Nasdaq, there is no guarantee that the price of our common stock will not decrease in the future, or that our common stock will remain in compliance with Nasdaq listing standards. Additionally, there can be no guarantee that the closing bid price of our common stock will remain at or above $1.00 for 10 consecutive trading days, whether following the Reverse Stock Split or otherwise, which is required to cure our current Nasdaq listing standard deficiency.

Further, the liquidity of our common stock may be harmed by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the expected increase in stock price as a result of the Reverse Stock Split is not sustained. For instance, the Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting sales. If we effect the Reverse Stock Split, the resulting per-share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

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Effect of the Reverse Stock Split

If our stockholders approve the Reverse Stock Split and our Board elects to effect the Reverse Stock Split, we would adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and other rights to acquire our common stock. In addition, as of the effective time of the Reverse Stock Split, we would adjust and proportionately decrease the total number of shares of our common stock that may be the subject of the future grants under our stock plans.

The Reverse Stock Split would be effected simultaneously for all outstanding shares of our common stock. The Reverse Stock Split would affect all of our stockholders uniformly and would not change any stockholder’s percentage ownership interest in our company, except to the extent that the Reverse Stock Split results in any of our stockholders owning fractional shares. We will not issue any fractional shares as a result of the Reverse Stock Split, and in lieu thereof any stockholders that would otherwise be entitled to receive a fractional share will be entitled to a cash payment. The Reverse Stock Split would not change the terms of our common stock. The Reverse Stock Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the Reverse Stock Split, we would continue to be subject to the periodic reporting requirements of the Exchange Act.

After the effective time of the Reverse Stock Split, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in the Reverse Stock Split, except to the extent of their ownership in shares of our common stock and securities exercisable for our common stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Stock Split as all other outstanding shares of our common stock and securities exercisable for our common stock.

Authorized Shares of Common Stock

We are currently authorized under our Articles of Incorporation, as amended, to issue up to a total of 210,000,000 shares of capital stock, comprised of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock. While the Reverse Stock Split would decrease the number of outstanding shares of our common stock, it would not change the number of authorized shares under our Articles of Incorporation, as amended. Consequently, the Reverse Stock Split would have the effect of increasing the number of shares of common stock available for issuance under our Articles of Incorporation, as amended. Our Board believes that such an increase is in our and our stockholders’ best interests as it would provide us with greater flexibility to issue shares of common stock in connection with possible future financings as under our equity incentive plans and for other general corporate purposes.

By increasing the number of authorized but unissued shares of common stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of our Board. For example, our Board might be able to delay or impede a takeover or transfer of control of our company by causing such additional authorized but unissued shares to be issued to holders who might side with our Board in opposing a takeover bid that the Board determines is not in the best interests of our company or our stockholders. The Reverse Stock Split could therefore have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Stock Split could limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split could have the effect of permitting our current management, including our current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board is not aware of any attempt to take control of our company and the Board did not authorize the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

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Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

If stockholders approve the Reverse Stock Split, and if our Board determines to effect the Reverse Stock Split (with the ratio to be determined in the discretion of the Board within the parameters described), we will file with the Secretary of State of the State of Nevada the Amendment reflecting such reverse stock split ratio determined by the Board. The Reverse Stock Split will become effective at the time and on the date of filing of, or at such later time as is specified in, the Amendment, which we refer to as the “effective time” and the “effective date,” respectively. The effective time of the Amendment shall be determined in the discretion of our Board and in accordance with applicable law. Beginning at the effective time, each certificate representing shares of common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Stock Split.

Our Board has approved the Amendment. The ratio of the Reverse Stock Split, within the parameters described, and the implementation and timing of such Reverse Stock Split shall be determined in the discretion of our Board.

If the Reverse Stock Split is implemented, our transfer agent will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No written confirmations will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to our transfer agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Our common stock will also receive a new CUSIP number.

Certain of our registered stockholders hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not hold physical certificates evidencing their ownership of our common stock. However, they are provided with a statement reflecting the number of shares of our common stock registered in their accounts. If a stockholder holds shares of common stock in book-entry form with our transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares or payment in lieu of fractional shares, if applicable. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of our common stock held following the Reverse Stock Split.

Upon the Reverse Stock Split, we intend to treat stockholders holding our common stock in “street name,” through a broker, bank or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Brokers, banks or other nominees will be instructed to effect a reverse stock split for their beneficial holders holding our common stock in “street name.” However, these brokers, banks or other nominees may have different procedures than registered stockholders for processing a reverse stock split. If you hold your shares with a broker, bank or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio would be entitled to receive a cash payment in lieu thereof at a price equal to the fraction of a share to which the stockholder would otherwise be entitled multiplied by the closing price of our common stock as reported on Nasdaq on the effective date of the Reverse Stock Split.

No Appraisal Rights

No action is proposed herein for which the laws of the State of Nevada, or our Articles of Incorporation, as amended, or our Bylaws, as amended, provide a right to our stockholders to dissent and obtain an appraisal of, or payment for, such stockholders’ capital stock.

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Accounting Matters

The Reverse Stock Split would not affect the per-share par value of our common stock, which would remain at $0.0001 par value per share, while the number of outstanding shares of common stock would decrease in accordance with the Reverse Stock Split ratio. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to common stock on our balance sheet would decrease, and the additional paid-in capital account on our balance sheet would increase by an offsetting amount. Following the Reverse Stock Split, the reported per-share net income or loss would be higher because there would be fewer shares of common stock outstanding, and we would adjust historical per share amounts set forth in our future financial statements.

Reservation of Right to Abandon the Amendment to our Articles of Incorporation, as Amended

Our Board reserves the right to abandon the Amendment described in this proposal without further action by our stockholders at any time before the effective time, even if stockholders approve such amendment at the annual meeting. By voting in favor of the Amendment, stockholders are also expressly authorizing the Board to determine not to proceed with and abandon the Reverse Stock Split if it should so decide.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion summarizes the material U.S. federal income tax consequences of the proposed Reverse Stock Split to us and to U.S. Holders (as defined below). This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, which we refer to as the IRS, in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below, and there can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code ), or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

This discussion is limited to U.S. Holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, dealers or traders in securities, commodities or currencies, stockholders who hold our common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, persons who acquired their common stock pursuant to the exercise of employee stock options or otherwise as compensation, or U.S. Holders who actually or constructively own 5% or more (by vote or value) of our stock.

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If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local, and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after, or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the proposed Reverse Stock Split may not be the same for all stockholders.

Each stockholder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the proposed Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequences.

Tax Consequences to the Company.

The proposed Reverse Stock Split is intended to be treated as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code. As a result, we should not recognize taxable income, gain, or loss in connection with the proposed Reverse Stock Split.

Tax Consequences to U.S. Holders.

A U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our common stock exchanged therefor (reduced by the amount of such basis that is allocated to any fractional share of our common stock). The U.S. Holder’s holding period in the shares of our common stock received pursuant to the proposed Reverse Stock Split should include the holding period in the shares of our common stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short-term if the pre-Reverse Stock Split shares were held for one year or less at the effective time of the Reverse Stock Split and long-term if held for more than one year.

A U.S. Holder of our common stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Stock Split. A U.S. Holder of our common stock will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders of our common stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

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The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation.

Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local, and foreign tax consequences to you of the proposed Reverse Stock Split.

The affirmative vote of a majority of votes cast affirmatively or negatively for the proposal is required to approve the Reverse Stock Split.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE REVERSE STOCK SPLIT, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

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PROPOSAL NO. 5

PLAN AMENDMENT PROPOSAL

General

Our Board is requesting that our stockholders approve the adoption of an amendment, attached as Appendix A to this Proxy Statement, to our PharmaCyte Biotech, Inc. 2022 Equity Incentive Plan, as amended (the “2022 Plan”), which amendment was approved by the Board on February 26, 2026 effective upon approval by our stockholders at the annual meeting. If this proposal is approved, the number of shares authorized for issuance of awards under the 2022 Plan will be increased by 2,000,000 shares of Common Stock, subject to adjustment for certain changes in our capitalization, and the aggregate maximum number of shares of our Common Stock that may be issued pursuant to the exercise of incentive stock options under the 2022 Plan will be increased by 2,000,000 shares, subject to adjustment for certain changes in our capitalization.

The 2022 Plan was approved by our Board and stockholders in 2022. By its terms, the 2022 Plan may be amended by the Compensation Committee provided that any amendment that the Compensation Committee determines requires stockholder approval is subject to receiving such stockholder approval. Approval by our stockholders is required by the listing rules of Nasdaq. In addition, stockholder approval is required in order to ensure favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

As of February 20, 2026, 3,124,636 shares of our Common Stock remain available for issuance of future awards under the 2022 Plan and 2021 Plan; options to purchase a total of 1,165,627 shares of Common Stock remain outstanding; and no restricted stock units are outstanding. As of February 20, 2026, no shares of our Common Stock have been issued upon the exercise of options and vesting of other equity awards granted under the 2022 Plan.

Reasons for Amendment of the 2022 Plan

Our Board, the Compensation Committee and management believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The 2022 Plan will maintain and enhance the key policies and practices adopted by our management and Board to align employee and stockholder interests and to link compensation to Company performance. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the increase in the number of shares available for issuance under our Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. Our Board believes that the number of shares currently remaining available for issuance pursuant to future awards under the 2022 Plan and the 2021 Plan (2,970,040 and 154,596, respectively, as of February 20, 2026) is not sufficient for future granting needs. Our Board currently believes that if the amendment to the 2022 Plan is approved by stockholders, the additional 2,000,000 shares available for issuance under the 2022 Plan will result in an adequate number of shares of Common Stock being available for future awards under the 2022 Plan for three additional years following the current year.

The following is a brief summary of the 2022 Plan, as amended. This summary is qualified in its entirety by reference to the text of the 2022 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Summary of Material Features of the 2022 Plan

Eligibility. The 2022 Plan allows us, under the direction of our Compensation Committee, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards to employees, consultants and directors who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our long-term success. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the 2022 Plan. As of February 20, 2026, there were approximately six individuals eligible to participate in the 2022 Plan.

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Corporate Governance Aspects of the 2022 Plan. The 2022 Plan includes several provisions that we believe promote best practices by reinforcing alignment with stockholders’ interests. These provisions include, but are not limited to, the following:

o	No Liberal Share Recycling: Shares that are withheld to satisfy any tax withholding obligation related to any stock award or for payment of the exercise price or purchase price of any stock award under the 2022 Plan will not again become available for issuance under the 2022 Plan.
o	No Discounted Options or Stock Appreciation Rights: Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date except to replace equity awards due to a corporate transaction.
o	No Repricing without Stockholder Approval: Other than in connection with corporate reorganizations or restructurings, at any time when the exercise price of a stock option or strike price of a stock appreciation right is above the fair market value of a share, the Company will not, without stockholder approval, reduce the exercise price of such stock option or strike price of such stock appreciation right and will not exchange such stock option or stock appreciation right for a new award with a lower (or no) purchase price or for cash.
o	No Transferability: Equity awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.
o	Provide for a Minimum Vesting Period: All awards shall contain a vesting period of at least one year, except in the event of death or disability of a participant or pursuant to a change in control, liquidation, dissolution or corporate transaction of the Company;
o	Limits on Director Grants: The 2022 Plan limits the number of shares to be granted to any non-employee director in any calendar year to an aggregate grant date fair value of $750,000 except for grants made pursuant to an election by a non-employee director to receive a grant of equity in lieu of cash for any cash fees to be received for service on our Board or any committee thereof or in connection with a non-employee director initially joining our Board.

Shares Available for Issuance. If this Proposal 5 is approved by our stockholders, the number of shares of Common Stock that may be issued from time to time pursuant to this Plan will be the sum of: (i) 2,000,000 additional shares, (ii) 3,124,636 shares remaining available for issuance as of February 20, 2026, and (iii) 1,165,627 shares issuable upon exercise of options outstanding as of February 20, 2026, plus a number of additional shares to be issued if awards outstanding under our 2021 Plan are cancelled or expire.

Generally, shares of Common Stock reserved for awards under the 2022 Plan that lapse or are canceled (other than by exercise) will be added back to the share reserve available for future awards. However, shares of Common Stock tendered in payment for an award or shares of Common Stock withheld for taxes are not available again for future awards. In addition, Shares repurchased by the Company with the proceeds of the option exercise price may not be reissued under the 2022 Plan.

Stock Options. Stock options granted under the 2022 Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. Incentive Stock Options may be granted to employees of the Company and its affiliates. Non-qualified options may be granted to employees, directors and consultants of the Company and its affiliates. The exercise price of a stock option may not be less than 100% of the fair market value of our Common Stock on the date of grant and the term of the option may not be longer than ten years. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our Common Stock on the date of grant and the term of the option may not be longer than five years.

Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability but will not be exercisable if the termination of service was due to cause.

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Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain time or performance-based vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the holder of such restricted stock is not entitled to receive dividends during the restricted period and the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote the restricted shares; but he or she may not sell the shares until the restrictions are lifted.

Other Stock-Based Awards. The 2022 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to stock appreciation rights, phantom stock awards, and other stock-based awards. Our Board or an authorized committee may award such stock-based awards subject to such conditions and restrictions as it may determine. These conditions and restrictions may include continued employment with us through a specified restricted period or achievement of one or more performance goals. Restricted Stock Units. Restricted stock units are phantom shares that vest in accordance with terms and conditions established by the Compensation Committee and when the applicable restrictions lapse, the grantee shall be entitled to receive a payout in cash, shares or a combination thereof based on the number of restricted stock units as specified in the award agreement. Dividend equivalents may accrue but shall not be paid prior to and only to the extent that the restricted stock unit award vests.

Plan Administration. In accordance with the terms of the 2022 Plan, our Board administers the 2022 Plan. The Board may delegate part of its authority and powers under the 2022 Plan to the Compensation Committee or one or more of our directors and/or officers, but only the Board or Compensation Committee can make awards to participants who are subject to the reporting and other requirements of Section 16 of the Securities Exchange Act of 1934. In accordance with the provisions of the 2022 Plan, our Board determines the terms of awards, including:

o	which employees, directors and consultants will be granted awards;
o	the number of shares subject to each award;
o	the vesting provisions of each award;
o	the termination or cancellation provisions applicable to awards; and
o	all other terms and conditions upon which each award may be granted in accordance with the Plan.

In addition, our Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by our 2022 Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant unless such amendment is required by applicable law or necessary to preserve the economic value of such award; and provided, further, that, without the prior approval of our stockholders, options and stock appreciation rights will not be repriced, replaced or regranted through cancellation or by lowering the exercise price of a previously granted award.

Stock Dividends and Stock Splits. If our Common Stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of Common Stock as a stock dividend, the number of shares of our Common Stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the exercise price per share of stock options or purchase price, if any, and performance goals applicable to performance-based awards, if any, to reflect such subdivision, combination or stock dividend.

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Corporate Transactions. Upon a merger or other reorganization event, our Board may, in its sole discretion, take any one or more of the following actions pursuant to our 2022 Plan, as to some or all outstanding awards:

o	provide that all outstanding options shall be assumed or substituted by the successor corporation;
o	upon written notice to a participant provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;
o	in the event of a merger pursuant to which holders of our Common Stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our Common Stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;
o	provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event; and
o	with respect to stock grants and in lieu of any of the foregoing, our Board or an authorized committee may provide that, upon consummation of the transaction, each outstanding stock grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of Common Stock comprising such award (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of our Board or an authorized committee, all forfeiture and repurchase rights being waived upon such transaction).

Amendment and Termination. The 2022 Plan may be amended by our stockholders. It may also be amended by our Board, provided that any amendment approved by our Board which it determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. In addition, other than in connection with stock dividends, stock splits, recapitalizations or reorganizations, the Board may not without stockholder approval reduce the exercise price or cancel any outstanding option in exchange for a replacement option having a lower exercise price, or for any other equity award or for cash. In addition, the Board may not take any other action that is considered a direct or indirect “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent unless such amendment is required by applicable law or necessary to preserve the economic value of such award.

Duration of Plan. The 2022 Plan will expire by its terms on November 14, 2032.

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Federal Income Tax Considerations

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2022 Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2022 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:	Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:

Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:

With respect to stock grants under our Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Stock Units:

The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

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Plan Benefits

Since the adoption of the 2022 Plan through February 20, 2026, we have granted the following stock options under the 2022 Plan to the individuals and groups listed below. In all cases, the securities underlying such stock options were shares of our Common Stock.

Name and Position	Number of shares of Common Stock subject to stock options
Named Executive Officers
Joshua N. Silverman (Chief Executive Officer, President and Chairman of the Board)	170,000
Carlos A. Trujillo (Chief Financial Officer)	87,000
All Current Executive Officers as a Group	257,000
All Current Directors Who Are Not Executive Officers as a Group	650,627
All Employees Who Are Not Executive Officers as a Group	0

New Plan Benefits

The amounts of future grants under the 2022 Plan are not determinable and will be granted at the sole discretion of the Board or other delegated persons. We cannot determine at this time either the persons who will receive such awards under the 2022 Plan or the amount or types of any such awards.

On February 26, 2026, the closing market price per share of our Common Stock was $0.704, as reported by The Nasdaq Stock Market.

Required Vote

The affirmative vote of a majority of votes cast affirmatively or negatively for the proposal is required to approve the Plan Amendment Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE PLAN AMENDMENT PROPOSAL, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

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CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at ir.pharmacyte.com/governance-docs and filed with the SEC as an exhibit to our Annual Report on Form 10-K, and will be made available to stockholders without charge, upon request, in writing to the President at 3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169, Attention: President. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive officer and principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market.

OTHER MATTERS

Our Board knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our Next Annual Meeting, we must receive stockholder proposals (other than for director nominations) no later than 120 days prior to the date that is one year from this year’s mailing date. To be considered for presentation at the Next Annual Meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than 45 days prior to the date that is one year from this year’s mailing date. In addition to satisfying the foregoing notice requirements, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must follow the requirements set forth in Rule 14a-19 as promulgated under the Exchange Act. Proposals that are not received in a timely manner will not be voted on at the Next Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be sent to 3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169, Attention: President.

Las Vegas, Nevada

February    , 2026

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